UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2020

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STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

501 N. Broadway, St. Louis, Missouri  63102-2188

(Address of principal executive offices and zip code)

(314) 342-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.15 par value per share	SF	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series A	SF PRA	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B	SF PRB	New York Stock Exchange
5.20% Senior Notes due 2047	SFB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 30, 2020, Stifel Financial Corp. (“Stifel” or the “Company”) reported its financial results for the three months ended March 31, 2020. A copy of the related press release is attached hereto as Exhibit 99.1.

Stifel will hold a conference call on Thursday, April 30, 2020, at 9:30 a.m. Eastern time. All interested parties are invited to listen to Stifel Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 5496039. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through Stifel's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call. The conference call slide show is attached hereto as Exhibit 99.2.

The exhibit is being furnished pursuant to Item 2.02, and the information contained therein shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The following risk factors supplement the “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Our results of operations have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The coronavirus disease (COVID-19) pandemic has, and will likely continue to, severely impact global economic conditions, resulting in substantial volatility in the global financial markets, increased unemployment, and operational challenges such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. Governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, though it is unclear whether these or future actions will be successful in countering the economic disruption. If the pandemic is prolonged or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, and our results of operations and financial condition in future quarters will be adversely affected.

Towards the end of the first quarter of 2020 and into April 2020, the pandemic impacted each of our business segments and such impact will likely be greater in future quarters if conditions persist (e.g., decline and volatility of asset prices, reduction in interest rates, widening of credit spreads, credit deterioration, market volatility and reduced investment banking advisory activity). This resulted in significant decreases in the valuation of loans and commitments, investments and certain classes of trading assets, an increase in the allowance for credit losses, reduced net interest income, and reduced investment banking advisory fees. At the same time, increased revenues for certain products related to high levels of client trading activity may not be replicated in future quarters.

Should these global market conditions be prolonged or worsen, or the pandemic lead to additional market disruptions, we could experience reduced client activity and demand for our products and services, higher credit and valuation losses in our loan and commitment and investment portfolios, impairments of other financial assets and other negative impacts on our financial position, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to our credit ratings. In addition, the sharp decline in interest rates will further decrease interest margins in our lending businesses. A continued slowdown of commercial activity would cause overall investment banking revenues to decline and the decline in assets under management and client balances will also further reduce asset management and service revenues.

Operationally, although we have initiated a work remotely protocol and restricted business travel of our workforce, if significant portions of our associates, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the impact of the pandemic on our businesses could be exacerbated.

Our business is dependent on the willingness and ability of our customers to conduct financial transactions. The continued spread of COVID-19, or another highly infectious or contagious disease, could cause severe disruptions in such activities, as well as other aspects of conducting our business. These effects could include restrictions on our employees’ ability to travel, as well as temporary closures of our facilities or the facilities of our customers, suppliers, or other vendors. We often recruit skilled professionals and new clients by visiting their offices or having them visit our offices. Consequently, any travel restrictions or other disruptions that prevent us from meeting with professional prospects or potential new clients may adversely impact our ability to recruit such professional prospects or engage potential new clients.

While the COVID-19 pandemic negatively impacted our results of operations in the first quarter of 2020, the extent to which it, and the related global economic crisis, affect our businesses, results of operations and financial condition, as well as our regulatory capital and liquidity ratios, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on our customers, counterparties, employees and third-party service providers. Moreover, the effects of the COVID-19 pandemic will heighten the other risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K.

We have grown our asset management business in recent years, which has increased the risks associated with this business relative to our overall operations. The asset management fees we are paid are dependent upon the value of client assets in fee-based accounts in our Private Client Group segment, as well as AUM in our asset management business. Therefore, in periods of declining market values, the values of fee-based accounts and AUM could resultantly decline, which would negatively impact our revenues. In addition, below-market investment performance by our funds, portfolio managers, or financial advisors could result in reputational damage that might cause outflows or make it more difficult to attract new investors into our asset management products and thus further impact our business and financial condition.

Market volatility could also cause clients to move their investments to lower margin products, or withdraw them, which could have an adverse impact on our profitability. We could also experience a material reduction in trading volume and lower securities prices in times of market volatility, which would result in lower brokerage revenues, including losses on trading inventory. The fair values of certain of our investments could also be negatively impacted, resulting in unrealized or realized losses on such investments.

We effect certain client securities transactions on either a cash or margin basis. We are subject to the risk of a market decline, which could reduce the value of our collateral below the amount of the customers’ indebtedness.  In addition, we offer securities-based lending through Stifel Bancorp. These security-based loans are also subject to the degree of concentrated or restricted positions, or, in the case of concentrated positions, appropriate liquidity of the underlying collateral or potential hedging strategies, which risks are heightened in an environment characterized by declining economic or market conditions as a result of COVID-19.

We are generally exposed to the risk that third parties that owe us money, securities, or other assets will fail to meet their obligations to us due to numerous causes, including bankruptcy, lack of liquidity, or operational failure, among others. We actively buy securities from and sell securities to clients and counterparties in the normal course of our broker-dealers’ market-making and underwriting businesses, which exposes us to credit risk.  Our credit risk and credit losses may increase to the extent our loans or investments are to borrowers or issuers who as a group may be uniquely or disproportionately affected by declining economic or market conditions as a result of COVID-19 such as those operating in the travel, lodging, retail, entertainment and energy industries. The deterioration of an individually large exposure due to COVID-19 could lead to additional loan loss provisions and/or charges-offs, or credit impairment of our investments, and subsequently have a material impact on our results of operations, financial condition, regulatory capital, and liquidity.

Abrupt changes in market and general economic conditions have in the past adversely affected, and may in the future adversely affect, our business and profitability and cause volatility in our results of operations.

Economic and market conditions have had, and will continue to have, a direct and material impact on our results of operations and financial condition because performance in the financial services industry is heavily influenced by the overall strength of general economic conditions and financial market activity.

Our investment banking revenue, in the form of advisory services and underwriting, is directly related to general economic conditions and corresponding financial market activity. When the outlook for such economic conditions is uncertain or negative, financial market activity generally tends to decrease, which reduces our investment banking revenues. Reduced expectations of United States economic growth or a decline in the global economic outlook could cause financial market activity to decrease and negatively affect our investment banking revenues.

In addition to the business risks set forth in the previous risk factors, global economic conditions and global financial markets remain vulnerable to the potential risks posed by certain events, which could include, among other things, political and financial uncertainty in the United States and the European Union, renewed concern about China's economy, complications involving terrorism and armed conflicts around the world, or other challenges to global trade or travel, such as might occur in the event of a wider pandemic involving COVID-19. More generally, because our business is closely correlated to the general economic outlook, a significant deterioration in that outlook or realization of certain events would likely have an immediate and significant negative impact on our business and overall results of operations.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit NumberDescription of Exhibit

99.1	Press release dated April 30, 2020.
99.2 104	Investor presentation. Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: April 30, 2020	By:	/s/ James M. Marischen
	Name:	James M. Marischen
	Title:	Chief Financial Officer

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